                                                                    EXHIBIT 4.31

                               SIXTH AMENDMENT TO
                          REGISTRATION RIGHTS AGREEMENT

         THIS SIXTH AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this "Amendment") is made as of the 20th day of August, 1997, by and among The Cerplex Group, Inc., a Delaware corporation (the "Company"), the investors listed on Schedule A hereto, each of which is herein referred to as an "Investor" and collectively as the "Investors," the security holders of the Company listed on Schedule B hereto, each of which is herein referred to as a "Stockholder" and collectively as the "Stockholders," the banks listed on Schedule C hereto, each of which is herein referred to as a "Bank Holder" and collectively as the "Bank Holders," and the parties listed on Schedule D hereto, each of which is herein referred to as a "Series B Preferred Holder" and collectively as the "Series B Preferred Holders."

         A. The Company, the Investors, the Stockholders, the Bank Holders, the Series B Preferred Holders and certain other investors and stockholders are parties to a Registration Rights Agreement dated November 19, 1993 (as in effect prior to the effectiveness of this Amendment, the "Existing Registration Rights Agreement").

         B. Pursuant to separate Note Purchase Agreements dated as of November 19, 1993 among The Northwestern Mutual Life Insurance Company, John Hancock Mutual Life Insurance Company and North Atlantic Smaller Companies Investment Trust PLC (individually, a "Warrant Investor" and collectively, the "Warrant Investors") and the Company, and a Warrant Agreement dated as of November 19, 1993 among the Warrant Investors and the Company, the Company issued warrants to purchase nine hundred twenty thousand (920,000) shares of the Company's Common Stock (the "1993 Warrants") to the Warrant Investors.

         C. Pursuant to a Waiver and Amendment Agreement (the "Warrantholders' Waiver and Amendment Agreement") dated as of April 15, 1996 among the Warrant Investors and the Company, and a Warrant Agreement dated as of April 15, 1996 among the Warrant Investors and the Company, the Company issued warrants to purchase one million (1,000,000) shares of the Company's Common Stock (the "1996 Warrants") to the Warrant Investors.

         D. Pursuant to a First Amendment Agreement (the "Sub-Debt Amendment") dated as of August 20, 1997 among the Warrant Investors and the Company, and a Warrant Agreement dated as of August 20, 1997 among the Warrant Investors and the Company, the Company issued warrants to purchase five hundred thousand (500,000) shares of the Company's Common Stock (the "1997 Warrants") to the Warrant Investors.

         E. As consideration for the Sub-Debt Amendment, the Warrant Investors have requested that the Existing Registration Rights Agreement be amended, as more particularly provided herein, to include the 1997 Warrants.

         F. Pursuant to a First Amendment to Credit Agreement and Limited Waiver (the "Bank Amendment and Waiver Agreement") dated as of April 15, 1996 among the Company, Wells Fargo Bank, National Association, as administrative agent ("Administrative Agent"), and the financial institutions listed as Lenders on the signature pages thereof (such financial institutions herein collectively referred to as the "Original Bank Group") and a Warrant Agreement (the "Bank Warrant Agreement") dated as of April 15, 1996 among the Company and the Original Bank Group, the Company issued warrants to purchase one hundred twenty-five thousand (125,000) shares of the Company's Common Stock (the "Original Bank Warrants") to the Original Bank Group; the number of such Original Bank Warrants is subject to reduction, as more particularly provided for in the Bank Warrant Agreement.

         G. Pursuant to a Third Amendment to Credit Agreement (the "Bank Third Amendment") dated as of April 9, 1997 among the Company, Administrative Agent and the financial institutions listed as Lenders on the signature pages thereof (such financial institutions herein collectively referred to as the "Amended Bank Group") and the Amended and Restated Warrant Agreement (the "Amended Bank Warrant Agreement") dated as of April 9, 1997 among the Company and the Amended Bank Group, the Company issued warrants to purchase seven hundred fifty thousand (750,000) shares of the Company's Common Stock (the "Additional Bank Warrants") to the Amended Bank Group; the number of such Additional Bank Warrants is subject to reduction, as more particularly provided for in the Amended Bank Warrant Agreement.

         H. Pursuant to a Sixth Amendment to Credit Agreement and Consent (the "Bank Sixth Amendment") dated as of August 6, 1997 among the Company, Administrative Agent and the Bank Holders and the Warrant Agreement (the "Second Warrant Agreement") dated as of August 20, 1997 among the Company and the Bank Holders, the Company shall issue on or before August 20, 1997 warrants to purchase one million two hundred thirty-five thousand three hundred and thirteen (1,235,313) shares of the Company's Common Stock (the "New Bank Warrants," and, together with the Original Bank Warrants and the Additional Bank Warrants, the "Bank Warrants") to the Bank Holders; the number of such New Bank Warrants is subject to increase or decrease, as more particularly provided for in the Second Warrant Agreement.

         I. As consideration for the Bank Sixth Amendment, the Bank Holders have requested that the Existing Registration Rights Agreement be amended to include the New Bank Warrants, as more particularly provided herein.

         J. The Company, the Investors, the Stockholders, the Bank Holders and the Series B Preferred Holders agree to amend the Existing Registration Rights Agreement as set forth herein.

                                   AGREEMENT:

         NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. DEFINED TERMS.

         As used in this Amendment, the following terms have the respective meanings specified below:

         "Additional Bank Warrants" -- Recital G.

         "Administrative Agent" -- Recital F.

         "Amended Bank Warrant Agreement" -- Recital G.

         "Amended Bank Group" -- Recital G.

         "Amendment" -- the introductory sentence.

         "Bank Amendment and Waiver Agreement" -- Recital F.

         "Bank Holder" -- the introductory sentence.

         "Bank Sixth Amendment" -- Recital H.

         "Bank Third Amendment" -- Recital G.

         "Bank Warrant Agreement" -- Recital F.

         "Bank Warrants" -- Recital H.

         "Company" -- the introductory sentence.

         "Existing Registration Rights Agreement" -- Recital A.

         "Investors" -- the introductory sentence.

         "New Bank Warrants" -- Recital H.

         "Original Bank Group" -- Recital F.

         "Original Bank Warrants" -- Recital F.

         "Second Warrant Agreement" -- Recital H.

         "Series B Preferred Holder" -- the introductory sentence.

         "Stockholders" -- the introductory sentence.

         "Sub-Debt Amendment" -- Recital D.

         "Warrantholders' Waiver and Amendment Agreement" -- Recital C.

         "Warrant Investor" -- Recital B.

         "1996 Warrants" -- Recital C.

         "1997 Warrants" -- Recital D.


         SECTION 2. AMENDMENTS.

         2.1 Amendments to Section 1.1 of the Existing Registration Rights Agreement

         (a) Section 1.1 of the Existing Registration Rights Agreement is hereby amended by amending and restating the following definitions, in their entirety, as set forth below:

                  (i) The term "Bank Holders" means (a) each of the banks set forth on Schedule C hereto for so long as they hold any Bank Warrants issued on April 15, 1996 (the "Original Bank Warrants"), on April 9, 1997 (the "Additional Bank Warrants") or on August 20, 1997 (the "New Bank Warrants") or any Common Stock issued pursuant to the exercise of such Bank Warrants and (b) any successors thereto or direct or successive transferees thereof; it being the intention of the parties hereto that any successive holder of a Bank Warrant, or the Common Stock issued upon the exercise of such Bank Warrant, which Bank Warrant derived from an Original Bank Warrant, an Additional Bank Warrant, or a New Bank Warrant shall be included in this definition, provided that any holder of shares of Common Stock issued upon the exercise of any Original Bank Warrant, any Additional Bank Warrant, any New Bank Warrant or any Bank Warrant that derived from such Original Bank Warrant, Additional Bank Warrant, or New Bank Warrant which shares have been, or derive from shares that have been, publicly sold pursuant to a registration statement filed under the Act or pursuant to Rule 144 shall, to the extent of its holdings of such shares, be excluded from this definition. Any decisions to be made by the Bank Holders shall be made upon a vote or a majority in interest of holders of the aforesaid Bank Warrants and the aforesaid Common Stock on the basis of the number of shares of Common Stock issuable pursuant to such Bank Warrants and the number of shares of such Common Stock then held. Rights of successors, assigns and transferees of Bank Holders are subject to compliance with the requirements of Section 1.13.

                  (ii) The term "Bank Warrants" means those certain warrants issued by the Company to the Original Bank Group on April 15, 1996 pursuant to that certain

         Warrant Agreement dated as of April 15, 1996, those certain warrants issued by the Company to the Amended Bank Group on April 9, 1997 pursuant to that certain Amended and Restated Warrant Agreement dated as of April 9, 1997, those certain warrants issued by the Company to each of the banks set forth on Schedule C hereto on August 20, 1997 pursuant to that certain Second Warrant Agreement dated as of August 20, 1997 and all warrants exchanged therefor or otherwise subsequently issued in respect thereof under said Amended and Restated Warrant Agreement or Second Warrant Agreement, as the case may be.

                  (iii) The term "Hancock Group Holders" means (a) John Hancock Mutual Life Insurance Company for so long as it holds any Warrants issued on November 19, 1993, on April 15, 1996 or on August 20, 1997 (collectively, the "Original JH Warrants") or any Common Stock issued pursuant to the exercise of such Warrants and (b) any successors thereto or direct or successive transferees thereof; it being the intention of the parties hereto that any successive holder of a Warrant, or the Common Stock issued upon the exercise of such Warrant, which Warrant derived from an Original JH Warrant, shall be included in this definition, provided that any holder of shares of Common Stock issued upon the exercise of any Original JH Warrant or any Warrant that derived from such Original JH Warrant which shares have been, or derive from shares that have been, publicly sold pursuant to a registration statement filed under the Act or pursuant to Rule 144 shall, to the extent of its holdings of such shares, be excluded from this definition. Any decisions to be made by the Hancock Group Holders shall be made upon a vote of a majority in interest of holders of the aforesaid Warrants and the aforesaid Common Stock on the basis of the number of shares of Common Stock issuable pursuant to such Warrants and the number of shares of such Common Stock then held. Rights under this Agreement of successors, assigns and transferees of Hancock Group Holders are subject to compliance with the requirements of Section 1.13.

                  (iv) The term "Northwestern Group Holders" means (a) The Northwestern Mutual Life Insurance Company for so long as it holds any Warrants issued on November 19, 1993, on April 15, 1996 or on August 20, 1997 (collectively, the "Original NW Warrants") or any Common Stock issued pursuant to the exercise of such Warrants and (b) any successors thereto or direct or successive transferees thereof; it being the intention of the parties hereto that any successive holder of a Warrant, or the Common Stock issued upon the exercise of such Warrant, which Warrant derived from an Original NW Warrant, shall be included in this definition, provided that any holder of shares of Common Stock issued upon the exercise of any Original NW Warrant or any Warrant that derived from such Original NW Warrant which shares have been, or derive from shares that have been, publicly sold pursuant to a registration statement filed under the Act or pursuant to Rule 144 shall, to the extent of its holdings of such shares, be excluded from this definition. Any decisions to be made by the Northwestern Group Holders shall be made upon a vote of a majority in interest of holders of the aforesaid Warrants and the aforesaid Common Stock on the basis of the number of shares of Common Stock issuable pursuant to such Warrants and the number of shares of such Common Stock then held. Rights of successors, assigns and transferees of Northwestern Group Holders are subject to compliance with the requirements of Section 1.13.

                  (v) The term "Warrants" means the collective reference to (i) those certain warrants issued by the Company to each of The Northwestern Mutual Life Insurance Company, John Hancock Mutual Life Insurance Company and North Atlantic Smaller Companies Trust PLC on November 19, 1993 pursuant to that certain Warrant Agreement dated as of November 19, 1993 and all warrants exchanged therefor or otherwise subsequently issued in respect thereof under said Warrant Agreement;
         (ii) those certain warrants issued by the Company to each of The Northwestern Mutual Life Insurance Company, John Hancock Mutual Life Insurance Company and North Atlantic Smaller Companies Trust PLC on April 15, 1996 pursuant to that certain Warrant Agreement dated as of April 15, 1996 and all warrants exchanged therefor or otherwise subsequently issued in respect thereof under said Warrant Agreement; and (iii) those certain warrants issued by the Company to each of The Northwestern Mutual Life Insurance Company, John Hancock Mutual Life Insurance Company and North Atlantic Smaller Companies Trust PLC on August 20, 1997 pursuant to that certain Warrant Agreement dated as of August 20, 1997 and all warrants exchanged therefor or otherwise subsequently issued in respect thereof under said Warrant Agreement.

                  (vi) The term "Warrant Group Holders" means (a) John Hancock Mutual Life Insurance Company, The Northwestern Mutual Life Insurance Company and North Atlantic Smaller Companies Trust PLC for so long as such persons hold any Warrants issued on November 19, 1993, on April 15, 1996, or on August 20, 1997 (collectively, the "Original Warrants") or any Common Stock issued pursuant to the exercise of such Warrants and (b) any successors thereto or direct or successive transferees thereof; it being the intention of the parties hereto that any successive holder of a Warrant, or the Common Stock issued upon the exercise of such Warrant, which Warrant derived from an Original Warrant, shall be included in this definition, provided that any holder of shares of Common Stock issued upon the exercise of any Original Warrant (or any Warrant that derived from such Original Warrant) which shares have been, or derive from shares that have been, publicly sold pursuant to a registration statement filed under the Act or pursuant to Rule 144 shall, to the extent of its holdings of such shares, be excluded from this definition. Any decisions to be made by the Warrant Group Holders (including, without limitation, the decision to make a request under Section 1.2(a) and Section 1.12(a)) shall be made upon a vote of sixty-seven percent (67%) in interest of holders of the aforesaid Warrants and the aforesaid Common Stock on the basis of the number of shares of Common Stock issuable pursuant to such Warrants and the number of shares of such Common Stock then held. Rights under this Agreement of successors, assigns and transferees of Warrant Group Holders are subject to compliance with the requirements of Section 1.13.

         2.2 Amendment of Schedule C to Existing Registration Rights Agreement

         Schedule C to the Existing Registration Rights Agreement is hereby deleted and Schedule C hereto replaced therefor.

         SECTION 3. MISCELLANEOUS.

         3.1      Governing Law

         This Amendment shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

         3.2      Duplicate Originals

         Two or more duplicate originals of this Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Amendment may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts which, collectively, show execution by each party hereto shall constitute one duplicate original.

         3.3      Effect of this Amendment

         Except as specifically provided in this Amendment, no terms or provisions of the Existing Registration Rights Agreement have been modified or changed by this Amendment and the terms and provisions of the Existing Registration Rights Agreement, as amended hereby, shall continue in full force and effect. This Amendment and the amendments contained herein shall have and be in effect on and after the date hereof upon the execution and delivery hereof by
(i) each of the Investors, (ii) sixty-seven percent in interest of the Stockholders, (iii) each of the Bank Holders, (iv) sixty-seven percent in interest of the Series B Preferred Holders and (v) the Company.

         3.4      Section Headings

         The titles of the sections hereof appear as a matter of convenience only, do not constitute a part of this Amendment and shall not affect the construction hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by a duly authorized officer or agent thereof, as the case may be, as of the date first above written.

                                       THE CERPLEX GROUP, INC.

                                       By
                                                --------------------------------
                                                Name:
                                                Title:

                                       THE NORTHWESTERN MUTUAL LIFE
                                       INSURANCE COMPANY

                                       By
                                                --------------------------------
                                                Name:
                                                Title:


                                       JOHN HANCOCK MUTUAL LIFE
                                       INSURANCE COMPANY

                                       By
                                                --------------------------------
                                                Name:
                                                Title:


                                       NORTH ATLANTIC SMALLER COMPANIES
                                       INVESTMENT TRUST PLC

                                       By
                                                --------------------------------
                                                Name:
                                                Title:


[Signature page to the SIXTH AMENDMENT TO REGISTRATION RIGHTS
AGREEMENT among THE CERPLEX GROUP, INC. and the Bank Holders, Investors, Stockholders and Series B Preferred Holders listed therein.]

Each of the undersigned Bank Holders agrees to be bound by the terms and conditions of the Existing Registration Rights Agreement, as amended by this Sixth Amendment to Registration Rights Agreement

CITIBANK, N.A.

By:
         -----------------------------
         Name:
         Title:

[Signature page to SIXTH AMENDMENT TO REGISTRATION RIGHTS AGREEMENT among THE CERPLEX GROUP, INC. and the Bank Holders, Investors, Stockholders and Series B Preferred Holders listed therein.]

Each of the undersigned Stockholders agrees to be bound by the terms and conditions of the Existing Registration Rights Agreement, as amended by this Sixth Amendment to Registration Rights Agreement



-----------------------------------
Name:  William A. Klein

Address: 1382 Bell Avenue
         Tustin, California  92680



-----------------------------------
Name:  Richard C. Davis

Address: 1382 Bell Avenue
         Tustin, California  92680



-----------------------------------
Name:  Myron Kunin

Address: Regis Corporation
         7201 Metro Boulevard
         Minneapolis,  MN  55439



-----------------------------------
Name:  Theodore J. Wisniewski

Address: 1382 Bell Avenue
         Tustin, California  92680



[Signature page to SIXTH AMENDMENT TO REGISTRATION RIGHTS AGREEMENT among THE CERPLEX GROUP, INC. and the Bank Holders, Investors, Stockholders and Series B Preferred Holders listed therein.]

Each of the undersigned Investors agrees to be bound by the terms and conditions of the Existing Registration Rights Agreement, as amended by this Sixth Amendment to Registration Rights Agreement


SPROUT GROWTH II, L.P.

By:      DLJ Capital Corporation, Managing General Partner


By:
         ----------------------------------
         Robert Finzi, Attorney-in-Fact


DLJ CAPITAL CORPORATION


By:
         ----------------------------------
         Robert Finzi, Attorney-in-Fact


BESSEMER VENTURE PARTNERS III L.P.

By:      Deer III & Co., General Partner


By:
         ----------------------------------
         Robert H. Buescher, General Partner


By:
         ----------------------------------
         Robert H. Buescher, Attorney-in-Fact

[Signature page to SIXTH AMENDMENT TO REGISTRATION RIGHTS AGREEMENT among THE CERPLEX GROUP, INC. and the Bank Holders, Investors, Stockholders and Series B Preferred Holders listed therein.]

Each of the undersigned Series B Preferred Holders agrees to be bound by the terms and conditions of the Existing Registration Rights Agreement, as amended by this Sixth Amendment to Registration Rights Agreement

SCORPION OFFSHORE INVESTMENT FUND


By:
         ----------------------------------
         Name:    Ralph J. Long, Jr.
         Title:   Chief Financial Officer, Standard Pacific Capital LLC,
                  as Investment Advisor to Scorpion Offshore Investment Fund

THE & TRUST


By:
         ----------------------------------
         Name:    Ralph J. Long, Jr.
         Title:   Chief Financial Officer, Standard Pacific Capital LLC,
                  as Investment Advisor to The & Trust

CHESTNUT PACIFIC LTD. PARTNERS


By:
         ----------------------------------
         Name:    Ralph J. Long, Jr.
         Title:   Chief Financial Officer, Standard Pacific Capital LLC,
                  as Investment Advisor to Chestnut Pacific Ltd. Partners


STANDARD GLOBAL EQUITY PARTNERS L.P.


By:
         ----------------------------------
         Name:    Ralph J. Long, Jr.
         Title:   Chief Financial Officer, Standard Pacific Capital LLC,
                  as General Partner of Standard Global Equity Partners L.P.



[Signature page to SIXTH AMENDMENT TO REGISTRATION RIGHTS AGREEMENT among THE CERPLEX GROUP, INC. and the Bank Holders, Investors, Stockholders and Series B Preferred Holders listed therein.]

STANDARD PACIFIC CAPITAL OFFSHORE FUND LTD.


By:
         ----------------------------------
         Name:    Ralph J. Long, Jr.
         Title:   Chief Financial Officer, Standard Pacific Capital LLC,
                  as Investment Advisor to Standard Pacific Capital Offshore
                    Fund Ltd.


COMMON FUND EQUITY FUND


By:
         ----------------------------------
         Name:    Ralph J. Long, Jr.
         Title:   Chief Financial Officer, Standard Pacific Capital LLC,
                    as Investment Advisor to Common Fund Equity Fund

WHITMAN PARTNERS, L.P.


By:
         ----------------------------------
         Name:    Douglas F. Whitman
         Title:   General Partner

[Signature page to SIXTH AMENDMENT TO REGISTRATION RIGHTS AGREEMENT among THE CERPLEX GROUP, INC. and the Bank Holders, Investors, Stockholders and Series B Preferred Holders listed therein.]

                                   SCHEDULE A

                              Schedule of Investors

Warrant Investors

The Northwestern Mutual Life Insurance Company
720 East Wisconsin Avenue
Milwaukee. Wisconsin 53202

John Hancock Mutual Life Insurance Company
John Hancock Place
200 Clarendon Street
Boston, Massachusetts 02117

North Atlantic Smaller Companies Trust PLC
c/o J.0. Hambro & Co., Ltd.
10 Park Place
London, England SW1A1LP

Independent Equity Group

Sprout Growth II, L,P.
DLJ Capital Corp.
Deepak Kamra
Bessemer Venture Partners II L.P.
Neill H. Brownstein
Robert H. Buescher
C. Samantha Chen
Rodney A. Cohen
Richard R. Davis
Adam P. Godfrey
Barbara M. Heragan
Robert D. Lindsay
Bradford Mills
Thomas F. Ruhm
Ward W. Woods, Jr.
Leo & Nicole Arnaboldi, JTWROS
Perry H. Braun
Norman H. Brown, Jr.
John G. Danhakl
Hoyt L. Davidson
Thompson Dean
Peter K. Deeks
Ralph L. DeGroff, Jr.

                                  Schedule A-1

Anthony M. DeLuise
David L. Dennis
Thomas S. DePre
Robert E. Diemar
Robert Finzi
Daniel K. Flatley
Mark K, Gormley
Joyce I. Greenberg
Thomas G. Greig, III
James D. Hann & Bonnie J. Hann, JTWROS
Douglas M. Hayes
Stephen J. Ketchum
Richard E. Kroon
Frederick C. Lane
Mark Lanigan
Steven E. Lebow
Brian McLoughlin
Kenneth David Moelis & Julie Lynn Moelis,
         Trustees Under The Moelis Family Trust
Joseph Navin, III
Michael R. Nicolais
Peter J. Nolan
Steven G. Puccinelli
Larry E. Reeder
Elan Adiel Schultz
James T. Sington
Jon R. Stone
Steven F. Strandberg
Kenneth A. Tucker
R. Scott Turricchi
Warren Woo
Kirk B. Wortman


                                  Schedule A-2

                                   SCHEDULE B

                            Schedule of Stockholders


Catherine Bartholomew
Frank Cameron
Tom Cherry
Roberta Claborn
David O. Creasman
Raymond Cruz
Richard C. Davis
Randle Dewees
Edward Diaz
Susan Eaton
Harry Edmiston
Dennis Fandrich
Jon Gill
Jacqueline Gillett
Gary Graff
Nelson Guillory
Peggy Hams
Jerome Jacobson
James Jones
Roberta Kean
Jennifer Klein
Melissa Klein
William A. Klein
Myron Kunin
Pollianna Lewis
Van Nguyen
Richard Ollech
Thomas D. Pipkin
Juanita Pitts
Keith Rathbone
Richard Richardson
Vincent E. Simpson
Grover Smith
Joyce Valdez
Earnest Vernon
Alan Weaver
Theodore J. Wisniewski


                                  Schedule B-1

                                   SCHEDULE C

                            Schedule of Bank Holders


Citibank, N.A.


                                  Schedule C-1

                                   SCHEDULE D

                     Schedule of Series B Preferred Holders


Sprout Growth II, L.P.
DLJ Capital Corporation
Scorpion Offshore Investment Fund
The & Trust
Chestnut Pacific Ltd. Partners
Standard Global Equity Partners L.P.
Standard Pacific Capital Offshore Fund Ltd.
Common Fund Equity Fund
Malcolm and Emily Fairbairn
Andrea Martin
Nitin T. Mehta
Peak Investment Limited Partnership
Pleiades Investment Partners
Whitman Partners, L.P.


                                  Schedule D-1